Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-53014, 333-71618, 333-74108, 333-161340, 333-172103, and 333-220339 on Form S-3; Registration Statement Nos. 333-150165, 333-155604, 333-167840, 333-174745, 333-174760, 333-177493, and 333-198265 on Form S-4; and Registration Statement Nos. 333-54818, 333-71702, 333-90455, 333-91852, 333-116903, 333-124957, 333-127060, 333-155317, 333-157826, 333-167839, 333-171257, 333-173383, 333-177494, 333-179977, 333-182910, 333-191156, 333-198268, 333-206620 and 333-219595 on Form S-8 of our report dated February 28, 2019, relating to the financial statements of Kratos Defense & Security Solutions, Inc. and subsidiaries, and the effectiveness of Kratos Defense & Security Solutions, Inc. and subsidiaries’ internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the manner in which it accounts for revenues from contracts with customers), appearing in this Annual Report on Form 10-K of Kratos Defense & Security Solutions, Inc. for the fiscal year ended December 30, 2018.

/s/ Deloitte & Touche LLP

San Diego, California
February 28, 2019